Investor Relations: invrel@pge-corp.com | Media: 415.973.5930 | www.pgecorp.com
February 12, 2026

PG&E Corporation Reports Solid 2025 Results, Tightens 2026 Earnings Guidance

OAKLAND — PG&E Corporation (NYSE: PCG) delivered solid financial results in 2025 and is on track to deliver in 2026 and beyond:

•GAAP earnings were $0.29 and $1.18 per share for the fourth quarter and full year 2025, respectively, compared to $0.30 and $1.15 for the same periods in 2024.
•Non-GAAP core earnings were $0.36 and $1.50 per share for the fourth quarter and full year 2025, respectively, compared to $0.31 and $1.36 per share for the same periods in 2024.
•Tightening 2026 non-GAAP core EPS guidance to $1.64 to $1.66 per share versus $1.62 to $1.66 per share previously.1
•Amplifying the Simple Affordable Model, targeting customer bill inflation of 0-3% versus 2-4% previously.
•Reduced non-fuel operating and maintenance (O&M) costs in 2025 by 2.5%.
•Continued redeployment of O&M savings, bringing cumulative four-year total to over $700 million.
•Advanced 2 gigawatts (GW) of data center projects into final engineering since third quarter update, with approximately 3.6 GW now in final engineering.

Operational progress during 2025 continued to focus on delivering safe, reliable, affordable, and clean energy to customers. Pacific Gas and Electric Company (the Utility):

•Delivered the fourth reduction in residential bundled electric rates in two years with natural gas rates also going down. Combined with previous decreases, residential electric rates are 11% lower than in January 2024.
•Achieved a third consecutive year of zero major wildfires caused by the Utility’s equipment.
•Completed 334 miles of undergrounded powerlines and installed 207 miles of strengthened poles and covered powerlines in high wildfire-risk areas. Since 2021, the Utility has buried over 1,210 miles of powerlines, nearly eliminating wildfire risk for those lines and improving reliability for customers.
•Delivered over 99% reliability for natural gas customers and improved systemwide reliability for electric customers by 19% compared to 2024.
1 PG&E Corporation is unable to provide GAAP guidance or present a quantitative reconciliation of forward-looking non-GAAP core earnings, non-GAAP core EPS, or non-GAAP core EPS growth without unreasonable effort because specific line items, which may be significant, are not estimable. For instance, amortization of the Wildfire Fund contribution asset, the impacts of regulatory decisions, special tax items, and wildfire-related costs, net of recoveries, are difficult to predict due to various factors outside of management’s control.

•Connected over 12,730 electric customers and over 18,750 new electric vehicle charging ports to the Utility's grid. New load growth in the years ahead can help reduce electricity prices for all customers.

"In 2025, our PG&E team made real progress delivering safe, reliable, affordable, and clean energy to customers. We lowered electric prices four times in two years—bucking a national trend—and we achieved a third consecutive year of preventing major wildfires. We also know we're not done yet. Safety, reliability, and affordability will continue to be at the heart of every decision we make," said PG&E Corporation CEO Patti Poppe.

2026 Guidance

PG&E Corporation is tightening its full year 2026 non-GAAP core earnings guidance to the range of $1.64 to $1.66 per share, from the prior range of $1.62 to $1.66 per share. Factors expected to drive non-GAAP core earnings include return on customer capital investment and costs related to unrecoverable interest expense and other earnings factors, including allowance for funds used during construction, incentive revenues, tax benefits, and cost savings, net of below-the-line costs.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings (including non-GAAP core EPS) to consolidated earnings available for common shareholders.

Financial Results

PG&E Corporation recorded annual income available for common shareholders of $2,593 million, or $1.18 per diluted share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with income available for common shareholders of $2,475 million, or $1.15 per diluted share, for 2024.

GAAP EPS were primarily driven by an increase in customer capital investment and net O&M savings, partially offset by a lower return on equity in effect during 2025 as compared to 2024, the dilutive impact of PG&E Corporation’s 2024 equity offering, cost disallowances in the recent 2023 Wildfire Mitigation and Catastrophic Events (WMCE) decision, increased wildfire-related claims, net of recoveries, and Wildfire Fund expense.

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $3,307 million, or $1.50 per diluted share, for 2025, compared to $2,923 million, or $1.36 per diluted share, for 2024.

Non-GAAP core EPS were driven by an increase in customer capital investment and net O&M savings, partially offset by a lower return on equity in effect during 2025 as compared to 2024, and the dilutive impact of PG&E Corporation’s 2024 equity offering.

Non-core items, which management does not consider representative of ongoing earnings, totaled $714 million after tax, or $0.32 per share, for the full year 2025, compared with $448 million after tax, or $0.21 per share, for the full year 2024.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on February 12, 2026, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its fourth quarter and full year 2025 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Fourth Quarter and Full Year 2025 Earnings Call

When: Thursday, February 12, 2026 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived at
http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through February 19, 2026, by dialing (800) 770-2030. The confirmation code 92587 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Wildfire and Safety Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in Oakland, California. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, guidance, estimates, future plans, and strategies of PG&E Corporation and the Utility, including regarding earnings, customer bills, operating and maintenance costs, and load growth. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form-10-K”) and other reports filed with the SEC, which is available on PG&E Corporation’s website at www.pgecorp.com and on the SEC’s website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	Year ended December 31,
	2025	2024	2023
Operating Revenues
Electric	$18,318	$17,811	$17,424
Natural gas	6,617	6,608	7,004
Total operating revenues	24,935	24,419	24,428
Operating Expenses
Cost of electricity	2,609	2,261	2,443
Cost of natural gas	1,107	1,192	1,754
Operating and maintenance	11,349	11,808	11,924
SB 901 securitization charges, net	35	33	1,267
Wildfire-related claims, net of recoveries	100	94	64
Wildfire Fund expense	352	383	567
Depreciation, amortization, and decommissioning	4,634	4,189	3,738
Total operating expenses	20,186	19,960	21,757
Operating Income	4,749	4,459	2,671
Interest income	520	604	606
Interest expense	(3,028)	(3,051)	(2,850)
Other income, net	182	300	272
Income Before Income Taxes	2,423	2,312	699
Income tax benefit	(280)	(200)	(1,557)
Net Income	2,703	2,512	2,256
Preferred stock dividend requirement	110	37	14
Income Available for Common Shareholders	$2,593	$2,475	$2,242
Weighted Average Common Shares Outstanding, Basic	2,197	2,141	2,064
Weighted Average Common Shares Outstanding, Diluted	2,202	2,147	2,138
Net Income Per Common Share, Basic	$1.18	$1.16	$1.09
Net Income Per Common Share, Diluted	$1.18	$1.15	$1.05

Reconciliation of PG&E Corporation’s Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
Fourth Quarter and Full Year, 2025 vs. 2024

	Three Months Ended December 31,				Year Ended December 31,
	Earnings		Earnings per Common Share		Earnings		Earnings per Common Share
(in millions, except per share amounts)	2025	2024	2025	2024	2025	2024	2025	2024
PG&E Corporation’s GAAP earnings/EPS, diluted	$642	$647	$0.29	$0.30	$2,593	$2,475	$1.18	$1.15
Non-core items: (1)
Amortization of Wildfire Fund contribution (2)	58	63	0.03	0.03	253	276	0.11	0.13
Bankruptcy and legal costs (3)	6	2	—	—	41	35	0.02	0.02
Investigation remedies (4)	16	14	0.01	0.01	112	55	0.05	0.03
Prior period net regulatory impact (5)	68	45	0.03	0.02	190	28	0.09	0.01
SB 901 securitization (6)	(3)	(7)	—	—	26	24	0.01	0.01
StanPac settlement (7)	—	84	—	0.04	—	84	—	0.04
Tax-related adjustments (8)	(5)	(213)	—	(0.10)	(5)	(143)	—	(0.07)
Wildfire-related costs, net of recoveries (9)	5	22	—	0.01	97	89	0.04	0.04
PG&E Corporation’s non-GAAP core earnings/EPS (10)	$787	$658	$0.36	$0.31	$3,307	$2,923	$1.50	$1.36

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2025 and 2024, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Non-GAAP Financial Measures below.

(2) The Utility recorded costs of $81 million (before the tax impact of $23 million) and $352 million (before the tax impact of $98 million) during the three months and year ended December 31, 2025, respectively, associated with the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability. For more information, see Note 2 of the Notes to the Condensed Consolidated Financial Statements in the Form 10-K.

(3) PG&E Corporation and the Utility recorded costs of $8 million (before the tax impact of $2 million) and $57 million (before the tax impact of $16 million) during the three months and year ended December 31, 2025, respectively, related to costs to resolve proof of claims filed in PG&E Corporation’s and the Utility’s Chapter 11 filing.

(4) Includes costs associated with the decision different for the order instituting investigation (“OII”) related to the 2017 Northern California Wildfires and 2018 Camp Fire (“Wildfires OII”), the system enhancements related to the locate and mark OII, restoration and rebuilding costs for the town of Paradise, and the settlement agreement resolving the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, as shown below.

(in millions)	Three Months Ended December 31, 2025	Year Ended December 31, 2025
Wildfires OII disallowance and system enhancements	$7	$40
Locate and mark OII system enhancements	—	1
Paradise restoration and rebuild	(1)	2
2020 Zogg fire settlement	8	74
Investigation remedies	$14	$117
Tax impacts	2	(6)
Investigation remedies (post-tax)	$16	$112

(5) Includes adjustments to expenses (revenues) associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022, the 2022 WMCE decision dated September 18, 2025, and the 2023 WMCE decision dated February 5, 2026 as well as adjustments to interest associated with transmission right of way (TROW) costs incurred between 2017 and 2024 as shown below.

(in millions)	Three Months Ended December 31, 2025	Year Ended December 31, 2025
2011 GT&S rate case	$—	$(19)
TROW adjustment	$(59)	$(59)
2022 WMCE decision	—	188
2023 WMCE decision	153	153
Prior period net regulatory impact	$94	$263
Tax impacts	(26)	(73)
Prior period net regulatory impact (post-tax)	$68	$190

(6) The Utility recorded benefits of $4 million (before the tax impact of $1 million) and costs of $36 million (before the tax impact of $10 million) during the three months and year ended December 31, 2025, respectively, related to the charge for the establishment of the SB 901 securitization regulatory asset and the SB 901 securitization regulatory liability associated with revenue credits funded by the net operating loss monetization, as well as any earnings-impacting investment losses or gains associated with investments related to the contributions to the Customer Credit Trust and additional contributions to the Customer Credit Trust as a result of the decision voted out on July 24, 2025.

(7) Includes probable costs to resolve legacy gas transportation issues related to its affiliate Standard Pacific Gas Line Incorporated.

8) The Utility recorded tax benefits of $5 million during the three months and year ended December 31, 2025 associated with certain customer bill credits issued in connection with the San Bruno natural gas explosion that occurred in 2010.

(9) Includes costs to resolve third-party claims, net of recoveries, for the 2019 Kincade fire and 2021 Dixie fire, inclusive of outside counsel fees, as shown below.

(in millions)	Three Months Ended December 31, 2025	Year Ended December 31, 2025
2019 Kincade fire	$1	$117
2021 Dixie fire	6	18
Wildfire-related costs, net of recoveries	$7	$135
Tax impacts	(2)	(38)
Wildfire-related costs, net of recoveries (post-tax)	$5	$97

(10) “Non-GAAP core earnings” and “Non-GAAP core EPS” are non-GAAP financial measures. See Non-GAAP Financial Measures below.

Undefined, capitalized terms have the meanings set forth in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K.

Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

Non-GAAP Core Earnings and Non-GAAP Core EPS

“Non-GAAP core earnings” and “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” are non-GAAP financial measures. Non-GAAP core earnings is calculated as income available for common shareholders, diluted, less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed above. Non-GAAP core EPS is calculated as non-GAAP core earnings divided by common shares outstanding on a diluted basis.

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide measures that allow investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance.

Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.